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             AGREEMENT FOR PURCHASE AND EXCHANGE OF ASSETS

     AGREEMENT dated as of the 29 day of December, 1995, by and among ASA INTERNATIONAL VENTURES, INC., a Delaware Corporation ("ASA Ventures"); and ASA INTERNATIONAL LTD., a Delaware corporation ("ASA International").

                        W I T N E S S E T H   T H A T:

     WHEREAS, ASA Incorporated ("ASA Inc."), a company which is engaged in the computer software business wishes to sell certain of its assets;

     WHEREAS, ASA Ventures, a company which is engaged in the computer software business, wishes to acquire certain assets of ASA Inc. for the purpose of exchanging certain assets with ASA International; and

     WHEREAS, ASA International wishes to engage in an exchange of assets with ASA Ventures.

     Intending to be legally bound hereby, and in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. PURCHASE OF ASSETS. ASA Ventures will use its best efforts to purchase and acquire from ASA Inc., all of the customer intangibles of ASA Inc. related to the CWI, BSD and Tire product lines (the "Assets") as more fully set forth on SCHEDULE 1 on or before December___, 1995. In the event that ASA Ventures is able to purchase and acquire the Assets, ASA Ventures agrees to enter into an Agreement for Exchange of Intangibles with ASA International.

     2. REPRESENTATIONS AND WARRANTIES OF ASA INTERNATIONAL. ASA International represents and warrants to ASA Ventures, upon which representations and warranties ASA Ventures relies, and which representations and warranties shall survive the Closing, notwithstanding any investigation of the affairs of ASA International by ASA Ventures, as follows:

         (a) ASA International is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the State of Delaware, and has full corporate power and authority to own its properties and carry on its business as it is now being conducted and as presently proposed to be conducted.

         (b) ASA International has full power and authority (corporate and other) to execute and deliver this Agreement and consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby
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have been duly and validly authorized by the Board of Directors and stockholder of ASA International, and no other corporate actions or proceedings on the part of ASA International or its stockholder are necessary to consummate the transactions so contemplated.

     3. REPRESENTATIONS AND WARRANTIES OF ASA VENTURES. ASA Ventures represents and warrants to ASA Inc. as follows:

         (a) ASA Ventures represents and warrants that it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         (b) ASA Ventures represents and warrants that any transfer by ASA Inc. to ASA Ventures of the Assets will not violate the terms of any contract, loan or other agreement under which ASA Ventures is now bound.

         (c) ASA Ventures represents and warrants that the execution and delivery of this Agreement and the consummation of the transactions contemplated have been duly authorized by its Board of Directors.

         (d) The representations and warranties of ASA Ventures contained in this Agreement or its attachments or attendant documents shall be true and correct in all respects as of the date when made and as of Closing as though such representations were made at and as of Closing.

     4. DISCLOSURE OF INFORMATION. ASA Ventures and ASA International each agree that it will has not and will not disclose to the other any of its confidential information, other than that information which is necessary to complete the transaction contemplated by this Agreement. ASA International will not release any information regarding this Agreement or the transaction contemplated herein to any third party, including current or future employees of ASA International, without the prior written approval of ASA Ventures.

     5. EXPENSES. Whether or not the transactions contemplated hereby are consummated, ASA Ventures and ASA International shall pay their own expenses in connection with the negotiation, authorization, preparation, execution and performance of this Agreement, including, without limitation, all fees and expenses of investment banking firms, agents, representatives, counsel and accountants. Each party to this Agreement has had the opportunity to consult with independent legal counsel, and any decision by a party not to seek legal counsel is that party's sole decision.

     6. ENTIRE AGREEMENT. This Agreement sets forth the entire Agreement and understanding of the parties, and there are no other prior or contemporaneous written or oral agreements, undertakings, promises, warranties or covenants not specifically referred to or contained herein or attached hereto. This Agreement may be amended, modified or terminated only by a written instrument signed by the parties hereto.

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     7.  BINDING EFFECT.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their and each of their respective heirs, executors, administrators, successors and permitted assigns, but may not be assigned by any party without the prior written consent of the other parties; except that ASA Ventures may assign its rights hereunder (a) to any affiliate of ASA Ventures, provided that ASA Ventures shall guarantee and remain liable for the performance of all of ASA Ventures' obligations hereunder; or (b) to any purchaser of all or substantially all of ASA Ventures' business.

     8. HEADINGS. The headings of the various paragraphs of this Agreement are inserted merely for the purpose of convenience and do not expressly or by implication limit, define or extend the specific terms or text of the paragraph so designated.

     9. LAW GOVERNING. This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance or otherwise, by the laws of the Commonwealth of Massachusetts without regard to its conflict of laws principles in which it has been executed and in which it has a situs. If any provision of this Agreement shall be held invalid by a court with jurisdiction over the parties to this Agreement, then and in that event such provision shall be deleted from the Agreement, which shall then be construed to give effect to the remaining provisions thereof.

     10. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which taken together shall be considered one Agreement.

     IN WITNESS WHEREOF, ASA Ventures and ASA International have caused this Agreement for Purchase and Sale of Assets to be executed by their respective duly authorized officers and have affixed their respective corporate seals all on the day and year first above written.

Attest:                            ASA INTERNATIONAL VENTURES, INC.


  /s/ MaryAnn Bishop               By:  /s/ Terrence C. McCarthy
-----------------------------         -------------------------------



Attest:                            ASA INTERNATIONAL LTD.


  /s/ MaryAnn Bishop               By:  /s/ Terrence C. McCarthy
-----------------------------         -------------------------------

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                                 Schedule 1

                            Description of Assets

     The Assets consist of the following, as related to the CWI, BSD, and Tire product lines:

     Any and all information regarding the composition of the customer market, market share, and any other value resulting from the future provisions of goods or services pursuant to relationships with customers (contractual or otherwise) in the ordinary course of business.
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